UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, Genesco Inc. (the “Company”) announced the appointment of Jonathan Collins as Senior Vice President, Finance and Chief Financial Officer. Mr. Collins will begin his employment as Senior Vice President, Finance and Chief Financial Officer on August 3, 2026 (the “Effective Date”). In connection with his appointment, Mr. Collins will also serve as the Company’s principal financial officer as of the Effective Date. As previously announced, Mimi E. Vaughn, the Company’s Board Chair, President and Chief Executive Officer was appointed by the Company’s board of directors to serve as the Company’s Interim Chief Financial Officer and principal financial officer until a successor was named by the Company. As such, as of the Effective Date, Ms. Vaughn will no longer serve as the Company’s Interim Chief Financial Officer and principal financial officer.

Prior to joining the Company, Mr. Collins, age 54, served as Chief Financial Officer of America’s Car-Mart, Inc. (NASDAQ: CRMT) since May 2025. Previously, Mr. Collins served in various leadership roles at Walmart Inc. (NASDAQ: WMT) (“Walmart”) from 2012 to 2025, including as Vice President, Chief Financial Officer of Walmart Africa from 2023 to 2025, Vice President, Controllership from 2018 to 2023, Senior Director, International FP&A from 2014 to 2018 and Senior Director, Internal Audit from 2012 to 2014. Prior to joining Walmart, Mr. Collins served at KPMG LLP from 2000 to 2012, rising from Manager through multiple promotions to Partner. Mr. Collins holds a Master of Business Administration and a Master of Science in Accounting from the University of Illinois, a Bachelor of Science in Accounting from Western Governors University and a Bachelor of Science in Computer Science from Kennesaw State University. Mr. Collins is a Certified Public Accountant.

In connection with his appointment, Mr. Collins will receive an annual base salary of $550,000. Mr. Collins will be eligible under the Company’s Short-Term Incentive Compensation Plan (as such plan may be amended, modified, or terminated from time to time) to receive a target incentive award for the fiscal year beginning February 1, 2026 (“Fiscal 2027”), equal to $412,500, or 75% of Mr. Collins’ annual base salary for Fiscal 2027. Mr. Collins’ Fiscal 2027 Short-Term Incentive Plan award will be prorated based on his period of service during Fiscal 2027. Subject to the approval of the Compensation Committee of the Company’s Board of Directors, for Fiscal 2027, Mr. Collins will be eligible to participate in the Company’s Long-Term Incentive Compensation Program, with Mr. Collins’ target for Fiscal 2027 being equal to $825,000, which is equal to 150% of Mr. Collins’ annual base salary for Fiscal 2027. The long-term incentive award will be composed of (i) 50% performance share units that cliff-vest after three years and (ii) 50% time-based restricted stock awards. The first one-third tranche of the restricted stock award will vest one year from the grant date. The second and third tranches of the restricted stock award will vest on April 4, 2028 and April 4, 2029, respectively, to align with the Company’s customary vesting schedule. Mr. Collins’ initial total direct compensation at target will be $1,787,500. In addition, Mr. Collins will receive a relocation stipend of $25,000 per quarter, payable for three quarters. Mr. Collins will also become a participant in the Company’s Executive Severance Plan, and the Company and Mr. Collins will enter into the Company’s form Employment Protection Agreement providing for certain benefits in the event of a change of control.

There are no family relationships between Mr. Collins and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. Collins that are reportable pursuant to Item 404(a) of Regulation S-K. There are no legal proceedings required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company announcing Mr. Collins’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

Date:	June 29, 2026	By:	/s/Scott E. Becker
Scott E. Becker Senior Vice President, Corporate Secretary and General Counsel